Exhibit 99.1

AITX Positions ROAMEO for Next Growth Phase

Company Prepares for Expanded Sales Activity Following Years of Autonomous
Security Development and Real-World Deployments

Detroit, Michigan, June 15, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary Robotic Assistance Devices Mobile, Inc. (RAD-M), today announced the launch of a redesigned website, www.radm.ai, for RAD-M, supporting increased sales and marketing efforts as interest for its ROAMEO™ autonomous security patrol vehicle platform continues to grow. The updated website provides prospective customers, channel partners, and industry stakeholders with expanded information on ROAMEO's capabilities, deployment applications, and role in what the Company refers to as the emerging "Physical AI Security" category.

PATROL ROUTE ACTIVE
AUTONOMOUS PATROL STATUS:
ACTIVE
CURRENT SPEED:
5 KM/H
NEXT WAYPOINT:
NORTH ENTRANCE
OPERATIONAL AWARENESS:
OPTIMAL
AITX
Artificial Intelligence Technology Solutions Inc.
RAD M
ROBOTIC ASSISTANCE DEVICES MOBILE
ROAMEO
ROAMEO
WP 1
WP 2
WP 2
SITE COVERAGE: 92%
WP 1

Artist's depiction of a ROAMEO™ autonomous security patrol vehicle operating within an enterprise environment.

Based on current sales activity and deployment planning, the Company believes ROAMEO could achieve between 25 and 50 deployments during its current fiscal year ending February 28, 2027. Depending on deployment scale, service configurations, and customer requirements, this range could represent approximately $175,000 to $500,000 in recurring monthly revenue.

Developing autonomous vehicles capable of operating reliably in dynamic real-world environments remains one of the most complex challenges in modern technology. Over the past decade, the Company has invested significant engineering and operational resources into the development of ROAMEO, advancing through four generations of the platform with contributions from approximately 30 team members. Through extensive testing, pilot programs, and extended field deployments, the Company has addressed numerous hardware, software, navigation, communications, and operational challenges, helping position ROAMEO for broader commercial adoption.

"We've learned an incredible amount through the development of ROAMEO and the deployments that have helped shape the platform into what it is today," said Steve Reinharz, CEO/CTO and founder of AITX and RAD-M. "The conversations we're having now are very different than they were even a year ago. We are seeing organizations increasingly looking at autonomous security as a practical operational tool rather than an emerging technology. We are focused on preparing the business to support broader adoption while continuing to refine and expand the platform."

RAD-M has engaged in discussions with organizations across multiple market segments, including government, logistics, corrections, and critical infrastructure. The Company indicated that recent discussions and evaluations have expanded beyond traditional security applications, with prospective customers exploring how autonomous patrol vehicles may support larger operational, safety, and site management objectives. Prospective customers are also evaluating ROAMEO alongside other RAD technologies, including the Company's SARA™ agentic AI platform, to support more comprehensive autonomous security operations. Based on current activity levels, RAD-M is continuing to evaluate production and deployment ramp up plans to support anticipated growth.

Additional information about ROAMEO and its applications is available at www.radm.ai.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.radm.ai, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding anticipated ROAMEO deployments and related estimated revenue, anticipated growth, market interest, the Company's sales pipeline and the conversion of opportunities described in this release, and similar matters. These statements are often, but not always, identified by words such as "believes," "expects," "anticipates," "estimates," "could," "may," "plans," "intends," "potential," and similar expressions. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, without limitation: the Company's history of losses and need for additional financing; the early stage of commercial adoption of autonomous security technology and the Company's limited history of deployments at the scale described above; the Company's ability, and the timing of any ability, to convert sales pipeline opportunities, including those described above, into binding agreements, deployments, and revenue; competition from other providers of security and robotics solutions; reliance on key personnel, including Mr. Reinharz; supply chain, manufacturing, and product performance risks; cybersecurity and data privacy risks, notwithstanding completion of the SOC 2 Type 2 examination described above; and general economic and market conditions. For a more complete discussion of these and other risks, readers should review the Company's filings with the U.S. Securities and Exchange Commission and its disclosures on OTC Markets, including its most recent Annual Report and subsequent periodic reports. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

The estimated revenue range between $175,000 to $500,000 is based on the Company's current assumptions regarding average per-unit monthly service fees and does not constitute a financial projection, guidance, or commitment; actual revenue. Also, "Anticipated growth" is a forward-looking statement These statements, including the estimated deployment range and associated revenue figures, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They are based on current expectations and assumptions that are subject to numerous risks and uncertainties, including customer purchasing decisions, deployment timing, operational readiness, availability of financing, and broader market conditions, many of which are beyond the Company's control. The Company has not previously achieved deployments at this scale, and there can be no assurance that the Company will achieve any deployments within this range or realize any portion of the associated estimated revenue.

Statements attributed to Company officers in this release, including Mr. Reinharz, reflect their personal views and opinions as of the date of this release and are not guarantees of future performance. References in this release to a prospective sales pipeline, business development opportunities, or similar terms describe leads, discussions, or evaluations only, do not represent binding commitments, and historically only a portion of such opportunities have resulted in revenue-generating deployments; past conversion rates, if any, are not necessarily indicative of future results.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events. Artificial intelligence technologies, including those used in ROAMEO and SARA, are subject to inherent limitations and may produce errors, false positives or negatives, or unintended outputs, which could affect the performance of the Company's products and services and, in turn, customer satisfaction, reputation, and results of operations.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/